Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 6, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Hanesbrands Inc.’s Annual Report on Form 10-K for the year ended December 29, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Greensboro, North Carolina December 18, 2013